Exhibit 99.1

SHAKE SHACK PROVIDES FIRST QUARTER 2020 PRELIMINARY RESULTS

PROVIDES BUSINESS AND FINANCIAL LIQUIDITY UPDATE

NEW YORK, April 17, 2020 -- Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK), announced preliminary results for the fiscal first quarter of 2020 and provided an update today on the impact of the COVID-19 pandemic on its business, together with additional measures the Company has taken to enhance its financial liquidity.

“Given the ongoing impact of COVID-19 on our business, our Shack teams have demonstrated their entrepreneurial spirit and continued to adapt our operating models and business strategy. As a result, we’ve seen strong sequential sales increases on a weekly basis since the last week in March. We’ve taken this time to double down on our digital toolbox, and have increased engagement and messaging in our own channels over recent weeks, while also successfully expanding new and existing integrated delivery partnerships with DoorDash, UberEats, Caviar and Postmates. We’re encouraged that these and other crucial business pivots have driven an improvement in recent sales trends, and continued to leverage the strength of our brand. I am beyond proud of how hard our team members are working to support each other, and our communities, during a time when the need for hospitality and comfort is more important than ever. Shacks around the country continue to provide thousands of meals to hospital workers, first responders, firefighters, humane societies and food banks. Our priorities remain the health and safety of our team members and guests, preserving financial flexibility and serving our communities safely” said Randy Garutti, Shake Shack CEO.

Preliminary Unaudited Results for the First Quarter Ended March 25, 2020:

•	Total revenue was $143 million, consisting of $138 million of Shack sales and $5 million of licensing revenue.
•	Same-Shack sales decreased 12.8% in the quarter versus the same period last year. January and February performance was in line with management expectations, however March saw an immediate and acute impact from COVID-19, leading to a decrease of 28.5% compared to March 2019.
•	Operating loss was approximately $0.8 million, or 0.5% of total revenue, which included $1.1 million of impairment of property and equipment.
•	Shack-level operating profit[1] was approximately $26 million or 19.1% of Shack sales.
•	Cash and marketable securities at the end of the quarter totaled $104 million.
•	The Company opened four new domestic company-operated Shacks and eight net new licensed Shacks during the quarter.

Current Trends and Business Update:

•	Sales across domestic company-operated Shacks (excluding those that are closed), have seen consistent week over week increases over the last two weeks. While there are no assurances that these trends will continue, we believe the following strategies have contributed to the recent improvement:
○	the operational pivot to new modified drive-through, curbside and digital ordering/take-out models
○	increased marketing on the Company's own social, mobile application and web channels

1 Shack-level operating profit is a non-GAAP measure. A reconciliation of Shack-level operating profit to operating loss, the most directly comparable financial measure presented in accordance with GAAP is set forth in the schedule accompanying this release. See “Non-GAAP Financial Measures”

○	the addition of new and expansion of existing integrated delivery partners as well as promotional activity on certain delivery marketplaces
•	The Company’s own channels continue to represent the largest proportion of Shack sales, with digital channels (mobile application and web) having experienced significant growth over recent weeks.
•	The Company is continually reviewing the performance of all domestic company-operated Shacks to ensure the sales justify keeping those Shacks open. As of today, the Company has temporarily closed 17 Shacks. About half of those closures have been as a result of mandated closures by local government, or due to closed developments. The remaining closed Shacks operate in heavy tourist or travel restricted zones.
•	As of today, given reduced operations and temporary Shack closures, the Company has made the difficult decision to furlough or lay off more than 1,000 employees across Shack operations and the Home Office. In addition, the Home Office and executive teams have taken reduced pay for an indefinite period. During this time, Shake Shack has committed to providing full pay for Shack General Managers, regardless of whether their Shack remains open, in addition to paying out PTO, and covering 100% of medical benefits through July 1 for all furloughed Shack managers and Home Office employees.
•	The Company’s licensed business remains materially impacted as COVID-19 continues to cause unprecedented disruption around the globe. At this time, 57 of the Company’s 120 licensed Shacks remain open. All Shacks within the UK, Turkey, Japan and domestic stadium venues are closed. US airport locations have also either fully closed or significantly slowed as air travel has diminished to a near standstill. Despite the challenges, some positive signs are emerging. Dining rooms are open in Korea, Hong Kong and mainland China. Singapore is open for delivery and takeout, and after several weeks of closure, the Philippines and certain Shacks in the Middle East have re-opened for delivery and take out. Average weekly sales in mainland China and Hong Kong have continued to increase steadily in recent weeks.
•	Throughout these challenging times, the Company continues to identify new and innovative distribution channels in order to get its product to market. This is highlighted in a new relationship with Goldbelly, a curated online marketing place for regional and artisanal foods. The Company is also selling a similar cook-at-home pack available for pick-up in the San Francisco Bay Area Shacks, also available on all digital channels. Since inception, Shake Shack and Goldbelly have shipped and sold over 8,000 at-home kits across the country, and the partnership has created a significant amount of positive press and marketing coverage.
•	The Company’s supply chain has not been materially affected at this time.
•	On March 16, the Company withdrew financial guidance for the fiscal year ending December 30, 2020. Further detail around business performance will be shared on the Company’s First Quarter earnings call on May 4, 2020.

Financial Liquidity Update:

•	The Company has $112 million in cash and marketable securities[2] on hand as of April 16.
•	On April 10, the Company received a $10 million loan under the Paycheck Protection Program (PPP) through J.P. Morgan.
•	Based on current sales levels and with cost reductions taken across the organization, the Company’s current cash burn rate is estimated to be between $1.3 million and $1.5 million per week. This includes approximately $0.8 million of cash rent payments, which are currently planned for discussion, or already under discussion with the Company’s landlords for potential deferral or abatement. In addition, the Company has the ability to further reduce operating and other expenses should these sales levels continue for a more prolonged period of time.
•	The estimated cash burn rate also excludes new Shack capital expenditures, which have been temporarily suspended. The Company expects future cash outflows of approximately $12 million related to construction expenses for work previously incurred on already completed but unopened Shacks, or Shacks that were close to being completed at the time of the outbreak.

2 Excluding deposits in transit, foreign currency and other reconciling items.

•	The Company has 33 additional signed leases and intends to complete and open these Shacks as soon as the business environment improves to more normalized levels. The Company has an identified pipeline of leases in negotiation for continued growth in 2021 and beyond, and believes additional and improved development opportunities may be available over time due to the impact of COVID-19 on the overall retail and real estate environment.
•	As previously announced, the Company drew down on its $50 million revolving credit facility (”RCF”) with Wells Fargo Bank, National Association on March 24. The Company expects to be in compliance with the financial covenants under the RCF for the first quarter of 2020. With respect to future quarters, the Company has been in discussions with its RCF lender regarding potential modifications to the RCF that would create additional financial flexibility throughout the COVID-19 impacted period and further enhance the Company’s ability to resume execution of its long-term strategic growth plan.

Shake Shack will host its First Quarter Earnings Call on May 4, 2020.

Shake Shack Inc. will release First Quarter 2020 financial results on May 4, 2020, after the market closes. In conjunction with the earnings release, Shake Shack will host a conference call at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-0792, or for international callers by dialing (201) 689-8263. A replay of the call will be available until May 11, 2020 by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13700133.

The live audio webcast of the conference call will be accessible in the Events & Presentations section on the Company's Investor Relations website at investor.shakeshack.com. An archived replay of the webcast will also be available shortly after the live event has concluded.

Definitions

The following definitions apply to these terms as used in this release:

"Shack sales" is defined as the aggregate sales of food, beverages and Shake Shack branded merchandise at domestic company-operated Shacks and excludes sales from licensed Shacks.

"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of domestic company-operated Shacks open for 24 full fiscal months or longer.

"Shack-level operating profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including food and paper costs, labor and related expenses, other operating expenses and occupancy and related expenses.

"Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including food and paper costs, labor and related expenses, other operating expenses and occupancy and related expenses as a percentage of Shack sales.

About Shake Shack

Shake Shack is a modern day “roadside” burger stand known for its 100% all-natural Angus beef burgers, chicken sandwiches and flat-top Vienna beef dogs (no hormones or antibiotics - ever), spun-fresh frozen custard, crinkle cut fries, craft beer and wine and more. With its fresh, simple, high-quality food at a great value, Shake Shack is a fun and lively community gathering place with widespread appeal. Shake Shack’s mission is to Stand for Something Good®, from its premium ingredients and caring hiring practices to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the company has expanded to more than 280 locations in 30 U.S. States and the District of Columbia, including more than 95 international locations across London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more.

Preliminary Financial Information

The preliminary information and estimates in respect of the Company’s first quarter of 2020 performance and financial position set forth herein constitute forward-looking statements, upon which you should not place undue reliance because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by the Company’s independent auditors and they are subject to revision as the Company prepares its quarterly financial statements, and as the Company’s auditors conduct their review thereof. While the Company believes that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause our preliminary information and estimates to differ from the information and estimates presented above include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the first quarter of 2020, and (ii) discovery of new information that impacts these results.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the guidance set forth below. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, preliminary results of operations for the first quarter of 2020 and financial position as of the end of such quarter, expected operating performance for fiscal 2020 including cash burn rate, expected Shack buildouts and openings, expected same-Shack sales growth and trends in the Company’s operations, including statements relating to the effects of COVID-19 and the Company’s mitigation efforts. Forward-looking statements discuss the Company's current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Form 10-K for the fiscal year ended December 25, 2019 and Current Report on Form 8-K dated March 16, 2020 filed with the SEC. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Media:

Shake Shack

Kristyn Clark

kclark@shakeshack.com

or

Investors:

ICR

Melissa Calandruccio CFA

Michelle Michalski

investor@shakeshack.com

SHAKE SHACK INC.

NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

To supplement the consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: Shack-level operating profit, Shack-level operating profit margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share (collectively the "non-GAAP financial measures").

Shack-Level Operating Profit

Shack-level operating profit is defined as Shack sales less Shack-level operating expenses including food and paper costs, labor and related expenses, other operating expenses and occupancy and related expenses.

How This Measure Is Useful

When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack-level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-making.

Limitations of the Usefulness of this Measure

Shack-level operating profit and Shack-level operating profit margin are not necessarily equivalent to similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as general and administrative expenses and pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with GAAP financial results. A reconciliation of Shack-level operating profit to operating income, the most directly comparable GAAP financial measure, is set forth below.

Thirteen Weeks Ended
(dollar amounts in thousands)	March 25 2020
Operating income (loss)	$(787)
Less:
Licensing revenue	5,122
Add:
General and administrative expenses	16,191
Depreciation expense	11,768
Pre-opening costs	2,243
Impairments and loss on disposal of property and equipment	2,088
Shack-level operating profit	$26,381

Total revenue	$143,170
Less: licensing revenue	5,122
Shack sales	$138,048

Shack-level operating profit margin	19.1%